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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             October 25, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF IS-181                               803853   33-48875   811-1777
DEFINED ASSET FUNDS- IS-209 DAF                               803949   33-54659   811-1777


DEFINED ASSET FUNDS-ITS-50 DAF                                883663   33-52011   811-2295


DEFINED ASSET FUNDS-MITF ITS-161                              780830   33-36340   811-1777
DEFINED ASSET FUNDS- ITS-235 DAF                              910381   33-54255   811-1777

DEFINED ASSET FUNDS-MITF MPS-458                              781911   33-21314   811-1777
DEFINED ASSET FUNDS- MPS-546 DAF                              892770   33-54727   811-1777

DEFINED ASSET FUNDS-MITF MSS-10                               881834   33-49298   811-1777
DEFINED ASSET FUNDS-MITF MSS-11                               881836   33-49302   811-1777
DEFINED ASSET FUNDS-MITF MSS-12                               881837   33-49308   811-1777
DEFINED ASSET FUNDS- MSS-44 DAF                               895631   33-49799   811-1777
DEFINED ASSET FUNDS-MITF MSS 7J                               847216   33-35913   811-1777
DEFINED ASSET FUNDS-MITF MSS 9E                               868175   33-41743   811-1777
DEFINED ASSET FUNDS-MITF MSS 9F                               868177   33-41980   811-1777
DEFINED ASSET FUNDS-MITF MSS 9G                               868178   33-41976   811-1777
DEFINED ASSET FUNDS-MITF MSS C                                735402   2-88231    811-1777

DEFINED ASSET FUNDS-MITF PAS-11                               068995   2-55082    811-1777

TOTAL:   17 FUNDS

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